Exhibit 10.21
BASE SALARY AND TARGET BONUS
FOR THE NAMED EXECUTIVE OFFICERS
     The following table sets forth the annual base salaries and of the Chief Executive Officer and the four other most highly compensated executive officers of Zale Corporation (the “Company”) for the fiscal year ending July 31, 2006, and the target bonus for each such executive officer under the Company’s executive bonus program as a percentage of annual base salary.

Name	Base Salary	Target Bonus %
Mary E. Burton	$850,000	125%
President and Chief Executive Officer

George R. Mihalko, Jr.	$650,000	0%
Acting Chief Administrative Officer and Acting Chief Financial Officer

John A. Zimmermann	$400,000	75%
Group President and President, Zale North America

Gilbert P. Hollander	$300,000	60%
Group Senior Vice President and President, Corporate Sourcing/Piercing Pagoda

Frank C. Mroczka	$300,000	45%
Senior Vice President and President, Gordon’s Jewelers
     For additional information regarding the compensation of the Company’s executive officers, please refer to the information under the heading “Executive and Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A, which has been filed with the Securities and Exchange Commission